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                                                             EXHIBIT NO. 99.1(f)
                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATON OF SERIES

         The undersigned, being a majority of the Trustees of MFS Series Trust X (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section
6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS/Foreign and Colonial International Growth Fund shall be redesignated as MFS International Growth Fund; and

         2. The series designated as MFS/Foreign and Colonial International Growth and Income Fund shall be redesignated as MFS International Growth and Income Fund.

         Pursuant to Section 6.9(h) of the Declaration, this redesignation of series of Shares shall be effective upon the execution by a majority of the Trustees of the Trust.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 19th day of September, 1997.


A. KEITH BRODKIN                             CHARLES W. SCHMIDT
------------------------------               ------------------------------
A. Keith Brodkin                             Charles W. Schmidt
76 Farm Road                                 63 Claypit Hill Road
Sherborn, MA  01770                          Wayland, MA  01778


------------------------------               ------------------------------
Richard B. Bailey                            Arnold D. Scott
63 Atlantic Avenue                           20 Rowes Wharf
Boston,  MA  02110                           Boston, MA  02110


                                             JEFFREY L. SHAMES
------------------------------               ------------------------------
Peter G. Harwood                             Jeffrey L. Shames
211 Lindsay Pond Road                        38 Lake Avenue
Concord, MA  01742                           Newton, MA  02159


J. ATWOOD IVES                               ELAINE R. SMITH
------------------------------               ------------------------------
J. Atwood Ives                               Elaine R. Smith
1 Bennington Road                            75 Scotch Pine Road
Lexington, MA  02173                         Weston, MA  02193


                                             DAVID B. STONE
------------------------------               ------------------------------
Lawrence T. Perera                           David B. Stone
18 Marlborough Street                        282 Beacon Street
Boston, MA  02116                            Boston, MA  02116


WILLIAM J. POORVU
------------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138